AMENDMENT TO WELLSFORD REIMBURSEMENT AGREEMENT

     This Amendment to Wellsford Reimbursement Agreement (the "Amendment"), is made as of the 30th day of May, 1997, by and between PALOMINO PARK PUBLIC IMPROVEMENTS CORPORATION, a Colorado nonprofit corporation (the "Company"); WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland real estate investment trust ("Wellsford REIT"); and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("WRP").

     WHEREAS, the Company has issued its Assessment Lien Revenue Bonds, Series 1995 (the "Bonds") pursuant to the terms of an Indenture of Trust, dated as of December 1, 1995, as amended and supplemented (the "Indenture"), between the Company and United States Trust Company of New York, as Trustee (the "Trustee"); and

     WHEREAS, in order to further secure the payment of principal of and interest on the Bonds, Dresdner Bank AG, New York, a banking corporation organized and existing under the laws of The Federal Republic of Germany, acting by and through its New York Branch (the "Bank"), has issued an irrevocable Letter of Credit (together with any extensions, renewals or replacements thereof, the "Letter of Credit"), in accordance with the terms of a Letter of Credit Reimbursement Agreement, dated as of December 1, 1995 (the "Bank Reimbursement Agreement"), between the Bank, and the Company and Wellsford REIT, as account parties; and

     WHEREAS, WRP shall succeed to the interest of Wellsford REIT pursuant to the terms of a First Amendment to the Bank Reimbursement Agreement, by and between the Bank, the Company, Wellsford REIT and WRP, in accordance with the provisions of an Assignment and Assumption Agreement between WRP and Wellsford REIT; and

     WHEREAS, the Company and Wellsford REIT executed and delivered a Reimbursement Agreement, dated as of the 1st day of December, 1995 (the "Reimbursement Agreement"), pursuant to which the Company agreed, among other things, to pay, indemnify, reimburse, exonerate and hold Wellsford REIT harmless against any loss, liability, demand or cost incurred by Wellsford REIT in connection with the Bank Reimbursement Agreement; and

     WHEREAS, the parties desire to amend the Reimbursement Agreement as hereinafter provided.

     NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     a. Wellsford REIT hereby assigns all its right, titles and interest in the Reimbursement Agreement to WRP. WRP hereby assumes all obligations of Wellsford REIT arising out of or in connection with the Reimbursement Agreement, and covenants and agrees that it shall perform the obligations of Wellsford REIT thereunder. WRP is hereby constituted as successor to Wellsford REIT, and Wellsford REIT is released from all liability under the Reimbursement Agreement and documents executed in connection therewith. The Company hereby consent to such assignment and assumption, and to the merger of Wellsford REIT and Equity Residential Properties Trust, a Maryland real estate investment trust. The Company hereby covenants and agrees that it shall be obligated to WRP in like manner and to the same extend as provided in the Reimbursement Agreement with respect to the obligations of the Company to Wellsford REIT. Unless the context clearly requires, all references in the Reimbursement Agreement to Wellsford Residential Property Trust shall be deemed references to Wellsford Real Properties, Inc.

     b.   The Company represents and warrants to WRP as follows:

          (a) The Company has all requisite power to enter into and satisfy its obligations under this Amendment.

          (b) The execution, delivery and performance of this Amendment and the transactions contemplated hereby are (i) within the authority of the Company, (ii) have been duly authorized by all necessary proceedings on the part of the Company, (iii) do not and will not conflict with a result and a breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject to any judgment, order, writ, injunction, license or permit applicable to the Company, or its properties, (iv) do not and will not conflict with or constitute a default (whether with a passage of time or the giving of notice or both) under any provision of the charter documents, partnership agreement, declaration of trust, articles of Incorporation or other documents or bylaws of or any other agreement or other instrument binding upon, the Company or any of its properties, and (v) do not and will not result in or require the imposition of any lien or encumbrances on any of the properties, assets or rights of the Company or any of its properties.

          (c) This Amendment is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent the availability of the remedies of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings thereof may be brought.

          (d) There are no actions, suits, proceedings or investigations of any kind pending or threatening against the Company, or any of the subsidiaries of the Company before any court, tribunal or administrative agency or board that, if adversely determined, might either in any case or in the aggregate, materially adversely effect the properties, assets, financial conditions, or business of such person or materially impair the right of such person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheets of such person.

     c. The Company hereby agrees to pay to WRP, upon demand, any and all reasonable expenses of the WRP, including reasonable attorney fees and expenses, incurred or paid by WRP, in connection with the preparation and negotiation of this Amendment, the request for release and other documents and agreements referred to herein or contemplated hereby.

     d. Except as modified herein, the Reimbursement Agreement is hereby ratified and confirmed in its original form.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment to Letter of Credit Reimbursement Agreement as of the day and year first above written.

                         PALOMINO PARK PUBLIC IMPROVEMENTS CORPORATION


                         By:/s/ David M. Strong
                            --------------------------------
                         Title: Vice President


                         WELLSFORD RESIDENTIAL PROPERTY TRUST


                         By:/s/ David M. Strong
                            --------------------------------
                         Title:  Vice President


                         WELLSFORD REAL PROPERTY, INC.


                         By:/s/ David M. Strong
                            --------------------------------
                         Title: Vice President